Exhibit 10.1
Amendment to 1997 Stock Option and Incentive Plan
1.	Effective April 27, 2006, Section 9(a) of the 1997 Stock Option and Incentive Plan (the “Plan”) shall be amended and restated in its entirety as follows:
“9. OUTSIDE DIRECTOR OPTION GRANTS
(a)	[Reserved.]”
2.	Except as specifically provided herein, the Plan shall remain in full force and effect.